FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 27, 2010 (September 21, 2010)

SouthPeak Interactive Corporation
____________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51869	20-3290391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway
Midlothian, Virginia 23113
___________________________________________
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100
___________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On September 21, 2010, SouthPeak Interactive, L.L.C. (the “LLC”), a wholly owned subsidiary of SouthPeak Interactive Corporation (the “Company”), entered into a Master Purchase Order Assignment Agreement (the “Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”).  In connection with the entry into the Agreement, each of the Company, its subsidiaries, Gone Off Deep, LLC and Vid Sub, LLC, and our chairman, Terry Phillips (the “Guarantors”), have executed a Guaranty in favor of, and, along with the LLC, have entered into a Security Agreement and Financing Statement with, Wells Fargo.

Under the terms of the Agreement, the LLC may request that Wells Fargo accept the assignment of customer purchase orders and request that Wells Fargo purchase the required materials to fulfill such purchase orders.  If accepted, Wells Fargo, in turn, will retain the LLC to manufacture, process, and ship the ordered goods. Wells Fargo’s aggregate outstanding funding under the agreement shall not exceed $2 million.

Upon receipt of customer payments by Wells Fargo, the LLC will be paid a fee for its services, with such fee calculated pursuant to the terms of the Agreement. Also from such customer payments, Wells Fargo shall be entitled to receive the following: (1) a transaction initiation and set-up fee equal to 1.5% of the aggregate amount outstanding on all amounts (including letters of credit) advanced by Wells Fargo; (2) a daily maintenance fee equal to 0.05% of all amounts (including letters of credit) advanced by Wells Fargo which remain outstanding for more than 30 days; and (3) a product advance fee equal to (a) the prime rate plus 2%, divided by 360, multiplied by (b) (i) the aggregate amount outstanding on all amounts (including letters of credit) advanced by Wells Fargo on account of purchases of products or other advances made in connection with a customer purchase order, multiplied (ii) by the number of days from the earlier of (A) the date on which any such letter of credit or purchase order or financial accommodation is negotiated into cash, or (B) the date funds are advanced by other than issuing a letter of credit or purchase order.

In addition, Wells Fargo shall be entitled to a commitment fee of $120,000 to be paid on the earlier of (a) September 21, 2011 or (b) the date on which the Agreement is terminated. Wells Fargo shall also be entitled to additional commitment fees for each renewal of the Agreement, and such fees shall be paid on the earlier of (a) the first anniversary of the beginning of each renewal term or (b) the date on which the Agreement is terminated.

Subject to the rights of senior lenders, the Company and the Guarantors have granted security interests in their assets to Wells Fargo under the  Security Agreement and Financing Statement to secure the LLC’s obligations under the Agreement and the Guarantors’ guarantees of such obligations.

The description of the Agreement, Security Agreement and Financing Statement, Guaranty, and the terms thereof are qualified in their entirety by the full text of such agreements, which are filed as exhibits hereto.

Item 9.01.               Financial Statements and Exhibits.

(d)	Exhibits

10.1	Master Purchase Order Assignment Agreement by and between Wells Fargo Bank, National Association and SouthPeak Interactive, L.L.C., dated as of September 21, 2010.
10.2
Security Agreement and Financing Statement by and between Wells Fargo Bank, National Association, SouthPeak Interactive, L.L.C., SouthPeak Interactive Corporation, Gone Off Deep, LLC, and Vid Sub, LLC, dated as of September 21, 2010.

10.3	Guaranty made by Guarantors listed on the signature pages thereto, dated September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2010

SouthPeak Interactive Corporation

By:	/s/ Reba McDermott
Reba McDermott, Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Master Purchase Order Assignment Agreement by and between Wells Fargo Bank, National Association and SouthPeak Interactive, L.L.C., dated as of September 21, 2010.
10.2
Security Agreement and Financing Statement by and between Wells Fargo Bank, National Association, SouthPeak Interactive, L.L.C., SouthPeak Interactive Corporation, Gone Off Deep, LLC, and Vid Sub, LLC, dated as of September 21, 2010.

10.3	Guaranty made by Guarantors listed on the signature pages thereto, dated September 21, 2010.